Exhibit 24

POWER OF ATTORNEY

FORM S-8 REGISTRATION STATEMENT

I, the undersigned director of Northrop Grumman Corporation hereby constitute and appoint Sheila C. Cheston and Jennifer C. McGarey, and each of them singly, the undersigned director’s true and lawful attorneys with full power to them, and each of them singly, to sign for the undersigned director and in the undersigned director’s name in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in the undersigned director’s name and on the undersigned director’s behalf in the undersigned director’s capacity to enable Northrop Grumman Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming the undersigned director’s signatures as it may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of July, 2011.

/s/ Lewis W. Colman
Lewis W. Coleman

/s/ Victor H. Fazio
Victor H. Fazio

/s/ Donald E. Felsinger
Donald E. Felsinger

/s/ Stephen E. Frank
Stephen E. Frank

/s/ Bruce S. Gordon
Bruce S. Gordon

/s/ Madeleine Kleiner
Madeleine Kleiner

/s/ Kark J. Krapek
Karl J. Krapek

/s/ Richard B. Myers
Richard B. Myers

/s/ Aulana L. Peters
Aulana L. Peters

/s/ Kevin W. Sharer
Kevin W. Sharer